UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 3, 2018

Commission File Number: 0-29923

CUI Global, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders for CUI Global, Inc. (“The Company”) on December 3, 2018, the Company’s shareholders: (i) elected five directors; (ii) ratified the appointment of Perkins & Company, P.C. of the BDO Alliance as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and (iii) disapproved, on an advisory basis, the compensation paid to the Company’s named executive officers. Set forth below are the voting results for each of these proposals.

Proposal 1: Election of five directors - each to a one-year term:

Nominee	For	Withheld	Broker Non-votes
William J. Clough	11,508,450	4,974,473	7,548,652
C. Stephen Cochennet	15,317,717	1,165,206	7,548,652
Sean P. Rooney	12,148,287	4,334,636	7,548,652
Paul D. White	9,679,977	6,802,946	7,548,652
Corey A. Lambrecht	9,661,748	6,821,175	7,548,652

Proposal 2: Ratification of the appointment of Perkins & Company, P.C. of the BDO Seidman Alliance as the Company’s independent registered public accountants for the year ending December 31, 2018:

For	Against	Abstain	Broker Non-votes
23,654,762	117,168	259,645	—

Proposal 3: Advisory Disapproval of the Company’s Executive Compensation (Say-on-Pay):

For	Against	Abstain	Broker Non-votes
6,459,527	7,612,573	2,410,823	7,548,652

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signed and submitted this 6th day of December 2018.

CUI Global, Inc.

By:	/s/ William J. Clough
William J. Clough
Chief Executive Officer/President